Exhibit 10.3

COMMERCIAL DEED OF LEASE

This Lease (the “Lease”) is entered into by and between Corinth Investments, LLC with an address of 7392 Ironwood Lane; Warrenton, Virginia 20186 (“Landlord”), and First Trust National Mortgage with an address of 11710 Plaza America Drive, Suite 2000 Reston, Va. 20190 (“Tenant”).

In consideration of the mutual covenants, contained herein and other valuable consideration received, and with the intent to be legally bound, Landlord and Tenant agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises located at 11 Main Street; Warrenton, Virginia Suite D (the “Premises”) in the property with land and improvements known as the former Stable Door (the “Building”). The leased Premises shall be all of the property and improvements as shown on the attached copy of a floor plan (Exhibit A) and containing approximately one thousand eight hundred sixty seven (1867) gross leaseable square feet. This Lease is subject to the completion of the improvements described in Paragraph 38.

2. INITIAL TERM. The term of this Lease will be for five (5) years commencing on the date the Landlord/Tenant receives O.P. (occupancy permit) from the Town of Warrenton but no later than June 1, 2004 (“Commencement Date”) and ending at midnight sixty (60) months from the Commencement Date unless sooner terminated according to the provisions hereof.

3. RENT. Tenant agrees to pay to Landlord, without any deduction or set off, a total rent of One Hundred Fifty Eight Thousand Five Hundred Ninety Eight Dollars and 24/100 ($158,598.24) payable as follows:

Year 1:	12 monthly payments of $2489.33 each
Year 2:	12 monthly payments of $2564.33 each
Year 3:	12 monthly payments of $2640.93 each
Year 4:	12 monthly payments of $2720.16 each
Year 5:	12 monthly payments of $2801.77 each

All monthly rental amounts shall be paid in advance, on the first day of each month during the term of this Lease. Rent shall be paid to Landlord or at such other address as Landlord may specify in writing to Tenant. Time is of the essence in this Lease.

3A. RENTAL EXTENSION: Tenant will have the option to extend this lease for an additional five (5) three (3) year periods “Renewal Period(s)”. The rental amount for each year during the Renewal Period(s) will be increased by three percent (3%) more than the previous year’s rent, the first year’s rent of the first renewal period shall be three percent (3%) more than the last year’s rent of the initial term.

Tenant must notify Landlord in writing six (6) months prior to the expiration of the Initial Term or Renewal Period of Tenant’s intent to renew the Lease.

4. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Fourteen Thousand Nine Hundred Thirty Five and 98/100 ($14935.98); at Tenant’s option, said security deposit can be in cash or shall be in the form of an irrevocable letter of credit. The security deposit may be used to reimburse Landlord for all costs and expenses incurred due to Tenant’s breach of any covenant, term or condition of this Lease. Landlord may use the security deposit to repair any damage to the Premises caused by Tenant or others who are Tenant’s employees, agents or customers, and to clean the Premises upon termination of this Lease. Should any amount be so used. Tenant agrees to restore the security deposit to its original amount. The security deposit shall be held and applied as provided by the laws of Virginia. If Tenant elects to exercise his option to renew this lease, then, at the time of the renewal notification, Tenant shall have the right to reduce said irrevocable letter of credit to be equal to one

(1) month’s rent for the security deposit. If Tenant fully performs its obligations hereunder, the security deposit, or balance, shall promptly be returned to Tenant within 14 days after the termination of this Lease.

5. UTILITIES & COMMON AREA MAINTENANCE. Landlord will be responsible for the trash removal and the upkeep of all the common area spaced in the Building including the shared bathroom as shown on Exhibit A. Landlord will be responsible for maintenance of all HVAC and electrical infrastructure in Building but outside and not including Premises. Tenant will be responsible for all gas, electric and water/sewer (direct or pro rata based on Tenant’s leased area in Building) and telephone service as well as any hook-up/connection fees associated with these services.

6. LATE CHARGES. If Tenant fails to pay any installment of rent or any other amount due hereunder within ten (10) days of the date the same is due, Tenant shall pay Landlord a late payment charge equal to five percent (5%) of the overdue amounts.

7. USE. Tenant shall use the Premises solely as a mortgage banking facility and for activities incidental thereto. Tenant may not use the Premises for any other purpose without obtaining the prior written consent of Landlord.

8. REAL ESTATE TAXES. Landlord will pay all real estate taxes, ordinary and special assessments and other governmental charges levied on the real estate or which would become a lien upon the Premises.

9. PERSONAL PROPERTY TAXES. Tenant shall pay and discharge when due all taxes, assessments and other governmental charges, if any, levied on or attributable to personal property or improvements of Tenant located upon the Premises, or Tenant’s use of the Premises.

10. LIABILITY INSURANCE. During the term of this Lease and any extension or renewal, Tenant shall maintain, at its sole expense, public liability and property damage insurance with respect to the Premises with such company as may be acceptable to Landlord. Such policy shall have limits for personal injury of at least One Million Dollars ($1,000,000.00) with respect to one person, and at least One Million Dollars ($1,000,000.00) per person with respect to more than one person in any one occurrence, and at least $100.000.00 for property damage. Such policy shall name Landlord and Tenant as the insured, as their interests may appear, and shall provide that the insurer may not change or cancel such insurance without giving 21 days prior written notice to Landlord. Tenant shall furnish Landlord with a copy of such policy or a certificate of insurance upon Landlord’s request.

11. MAINTENANCE AND CONDITION. Tenant shall not permit trash, garbage, refuse and waste to accumulate upon the Premises, nor so as to make the exterior thereof unsightly, but all trash, garbage, refuse and waste shall be removed therefrom at the Tenant’s expense, and the Tenant will comply with all local, county, state and federal regulations in connection therewith. The Tenant further agrees that if the above-mentioned trash, garbage, refuse and waste are not removed, the Landlord, after a reasonable length of time, may have the same removed and charge the expense thus incurred to the Tenant as additional rent. The Tenant agrees that the Tenant has taken the Premises in its present condition (after occupancy permit has been issued for the proposed improvements on Exhibit B) and agrees to do all things necessary at Tenant’s own expense to maintain the interior space of said Premises at all times, and to keep the Premises attractive, and all windows and window display areas, clean and neat.

12. TENANT’S IMPROVEMENTS. Tenant shall not paint or deface the Premises, or make any alterations, additions or improvements, except as described in Exhibit B & Schedule 1, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Unless otherwise agreed in writing, all alterations, additions and improvements shall become the property of Landlord and shall remain on the Premises at the expiration or termination of this Lease (except those which are “trade dress” and specific to the Tenant); provided, however, that Landlord, at its option, may requite Tenant to remove any such alterations, additions or improvements and restore the Premises to its former condition. All alterations, additions or improvements shall be done in a good workmanlike manner.

13. PROHIBITION OF LIENS. Tenant is not an agent of Landlord and shall have no right or authority to do any act, or make any contract, which may create or be the basis for any lien on the Property and without the prior written consent of the Landlord. Tenant shall not permit any encumbrance to be placed of record against the fee interest of the Landlord. Tenant agrees that in the event any such encumbrance does attach to the Property, the Tenant shall pay and discharge the same in full and shall not permit any action to proceed to enforce the lien. Upon request of Landlord, Tenant shall post a bond to remove any encumbrances from the Property and thereafter consent such enforcement proceedings. Notwithstanding the foregoing, Landlord agrees that Tenant may pledge this lease agreement as collateral security for a loan or pledge its furniture or equipment therefore and Landlord agrees to promptly subordinate or release any lien it has for such furniture or equipment.

14. QUIET ENJOYMENT. By paying the rent and observing all the agreements, terms and conditions herein, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the term of this Lease and any extension or renewal, subject to the provisions hereof.

15. ACCESS. Landlord and its agents may enter the Premises at all reasonable times after giving reasonable prior written notice to Tenant to conduct inspections or to show the same to prospective tenants, buyers or lenders. Landlord may also enter the Premises when the same appear to be abandoned and for the purpose of placing signs offering the Premises for sale or rent during the last one hundred and eighty (180) days of the Lease. In an emergency, and as permitted by law, Landlord may enter the Premises without prior notice to Tenant; however, Landlord shall make all reasonable attempts to contact Tenant to notify Tenant of Landlord entering the Premises.

16. COMPLIANCE WITH LAWS. Tenant, at its sole expense, shall comply with all present and future laws, ordinances, regulations and requirements of any federal, state or local authority relating to Tenant’s use of the Premises. Tenant shall not make or permit any waste on the Premises, or any nuisance or use that might interfere with the enjoyment of other tenants or persons in the general area of the Premises. Tenant shall not commit or permit any act or use of the Premises, which may cause the cancellation of insurance. Tenant shall obtain, at its sole expense, any licenses or permits that may be required for Tenant’s use of the Premises and Landlord shall cooperate.

17. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer or encumber this Lease, nor sublet all or any portion of the Premises, nor permit the occupation by others, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Consent of Landlord on any one occasion shall not be deemed a waiver of the necessity for consent on any other occasion. Notwithstanding any assignment or subletting. Tenant shall remain primarily liable for the payment of rent and the performance of all covenants, terms and conditions of this Lease.

18. FIRE AND CASUALTY. This Lease will terminate upon a total destruction of the Premises due to fire or other casualty and rent will be apportioned as of such date. In the event the Premises are damaged by fire or other casualty so as to render the Premises unsuitable for the use for which the same are leased, rent will be abated until Landlord shall have restored the same to substantially their former condition, provided, however, that if Landlord, in its sole discretion, elects not to repair such damage, or if such repairs shall not have been completed within ninety (90) days of said destruction, either party may terminate this Lease and rent will be apportioned as of the date Premises is rendered unusable. If this Lease is terminated because of fire in other casualty, the Landlord shall receive the proceeds from the insurance policy for the building and the list of equipment and fixtures as described in Attachment A. Tenant shall be responsible for its own insurance coverage its leasehold improvements to the premises, its furniture, fixtures and equipment.

19. CONDEMNATION. If the entire Premises is acquired or condemned by the power of eminent domain by any public or other authority, then this Lease will terminate upon the date such taking becomes effective. Rent and other payments will be apportioned as of such date. If any part of the Premises is so acquired or condemned so as to render the Premises unsuitable for the use for which the same are leased, then either party upon thirty days written notice to the other may terminate this Lease. Rent and other payments will be apportioned between the parties as of the date of termination. If this Lease is not so terminated, then rent and other payments will be abated according to the nature and extent of the area taken. All damages awarded for such taking shall belong to and are the exclusive property of Landlord. Tenant agrees to sign such further instruments of assignment as Landlord may reasonably request to accomplish the foregoing.

20. LOSS OR DAMAGE. Landlord shall not be liable for any loss, damage or theft of any property of Tenant or others kept or stored in or about the Premises. Tenant acknowledges that it is Tenant’s responsibility to insure its own property and improvements.

21. INDEMNIFICATION. (a) Tenant shall indemnify and hold Landlord harmless from any and all claims, loss, damages, liens, expenses, including reasonable attorney’s fees, and liabilities of whatever nature, arising out of or relating to (i) any default by Tenant in the performance or observance of any covenant, term or condition of this Lease, (ii) loss or damage to any property or injury or death to Tenant or any person occurring on or about the Premises due to any cause and (iii) Tenant’s use and occupancy of the Premises.

22. DEFAULT. Tenant shall be in default of this Lease upon the occurrence of any one of the following events:

(a) failure to pay any installment of rent or any other amount required herein which shall continue for ten days (10) days after the same is due, provided Landlord has notified Tenant in writing;

(b) failure to perform or observe any other covenant, term or condition of this Lease which shall not be corrected within thirty (30) days after written notice from Landlord, provided that cure is susceptible and, if not, then for such additional period of time is reasonable;

(c) abandonment or cessation of business operations at the Premises by Tenant;

(d) any misrepresentation or omission of or on behalf of Tenant made to Landlord in connection with this Lease;

(e) the taking of the leasehold created hereby on execution or by other process of law;

(f) insolvency or failure of Tenant or any guarantor to generally pay its debts as they become due;

(g) assignment for the benefit of creditors of, or appointment of a receiver or other officer for, all or any part of Tenant’s or any guarantor’s property; or

(h) adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor’s relief law by or against Tenant or any guarantor and

(i) If Tenant fails to perform any material non-monetary obligation under this Lease two or more times within any twelve (12) month period.

23. REMEDIES OF LANDLORD. (a) Upon any default by Tenant, Landlord may, at its option terminate this Lease and/or commence eviction proceedings in accordance with the laws of Virginia. Upon any such default, Landlord shall also have the right to enter upon the Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any other occupants and their effects, either with or without terminating this Lease. No entry shall subject Landlord to any liability for trespass or damages. Upon any entry or termination, Landlord agrees to use reasonable efforts to relet the Premises on Tenant’s behalf or otherwise, for such term and rent as Landlord may determine which are commercially reasonable. No act or failure to act by Landlord shall waive any remedies which Landlord may have for arrears of rent or breach of covenant or release Tenant from any liability whatsoever.

(b) Upon any termination or entry as described above, Tenant shall indemnify Landlord against all loss of rents and other amount which Landlord may incur over the remainder of the term in addition to paying all overdue rent and other payments. At Landlord’s election. Tenant shall pay to Landlord an amount equal to the excess of the rent and other payments hereunder for the remainder of the term over the fair rental value of the Premises over the same period. Tenant shall also pay to Landlord all customary and reasonable costs and expenses incurred by Landlord by reason of Tenant’s default including, without limitation, attorney’s fees, costs of regaining possession and reletting the Premises, broker’s fees, storage fees and repairing and cleaning costs, etc. If Landlord exercises its rights under this paragraph and elects not to terminate the Lease, it may from time to time, make such alterations and repairs as necessary in order to relet the Premises, and thereafter relet the Premises or any part thereof for such rent and upon such terms and conditions as Landlord may determine advisable in its sole discretion. All rentals and other sums received by Landlord from reletting shall be applied, first, to the payment of any related costs and expenses; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be applied in payment of the current month’s rent. If such rentals and other sums are less than the amounts due pursuant to the foregoing schedule for application of proceeds. Tenant shall pay such deficiency to Landlord monthly; if such rentals and other sums shall be more, Tenant shall have no right to, and shall receive no credit for the excess. Any damage or loss of rent sustained by Landlord may be recovered at the time of the reletting or termination, in single proceeding deferred until the expiration of the Lease Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Lease Term).

(c) In addition to the other remedies provided in this Lease, and anything contained herein to the contrary notwithstanding, Landlord shall (i) be entitled to restraint by injunction of any violation of this Lease, and (ii) have a right of distraint for rent and a lien on all of Tenant’s furniture, trade fixtures and equipment in the Premises, as security for rent, providing such costs, fees and expenses are direct and reasonable.

(d) Tenant and Landlord each hereby waive all right to trail by injury in any matter arising out of or in any way connected with this Lease.

24. NO WAIVER. The failure of Landlord or Tenant to require strict performance by the other of any covenant, term or condition of this Lease is not a waiver for the future of any breach of the same or any other covenant, term or condition herein. Landlord’s acceptance of rent is not a waiver of any breach by Tenant.

25. REMEDIES CUMULATIVE. To the extent permitted by law, the rights and remedies of Landlord herein are cumulative, and the exercise of any one of them will not be deemed to be in exclusion of any rights and remedies herein are in addition to any other. The rights and remedies available to Landlord at law or equity .

26. RIGHT TO CURE OTHER’S DEFAULT. lf Tenant fails to perform any covenant, term or condition of this Lease, the Landlord may, after giving reasonable notice, perform such covenant, term or condition and expend whatever sums may be necessary. All sums expended, five percent (5%) penalty and Ten per cent (10%) interest per annum on unpaid amount shall be repaid on written demand. This performance shall not waive any rights or remedies that either party may have against the other for such default.

27. SUBORDINATION OF LEASE. This Lease is subject and subordinate to all present and future mortgages, trust deeds and other security instruments that may be placed on the Premises; provided that for so long as Tenant is not then in default of this Lease, no foreclosure, sale, assignment of ownership to another entity, which Landlord shall have the right to do in its sole discretion without the authority of the Tenant, or similar proceeding will terminate this Lease or impair any of Tenant’s rights. In the event of any such proceeding, Tenant shall attorn to the new owner and accept such successor as the new Landlord under this Lease. Although no further act by Tenant is necessary to accomplish the above. Tenant agrees lo sign any instruments, including but not limited to estoppel certificate(s), and other instruments evidencing this subordination and attornment as Landlord may reasonably request. Landlord agrees to use its best efforts to obtain a subordination and nondisturbance agreement from the current and future lenders which receive as collateral, the Property or the Premises.

28. UNAVOIDABLE DELAYS. Neither party will be liable for any delay or failure in the performance of any of its obligations herein when due to labor disputes, inability to obtain materials or services, wars, governmental laws or restrictions, weather, acts of God, or any other cause beyond the reasonable control of such party; provided, however, that this section shall not excuse Tenant from the prompt payment of rent or any other amount due herein.

29. SURRENDER AND HOLDING OVER. No surrender of the Premises or this Lease shall be effective unless accepted in writing by Landlord. At the expiration or sooner termination of this Lease, Tenant will remove its effect and peaceably deliver possession of the premises to Landlord in good repair and condition ordinary wear and tear excepted Any property left on the Premises after Tenant vacates or abandons the Premises shall be deemed abandoned and Landlord may remove, store and/or dispose of the same as it sees fit, subject to applicable law. If Tenant holds over beyond the expiration or termination of [his Lease and rent is accepted by Landlord, a month to month tenancy only shall be created which will otherwise be governed by the terms and conditions of this Lease. Nothing in this section shall be construed as consent to any holding over by Tenant.

30. SIGNAGE. Tenant shall have the right to install a sign, subject to Landlord’s written approval, at Tenant’s expense on the Premises as long as such sign is permitted by Town of Warrenton and the Town of Warrenton Architectural Review Board (ARB). If Landlord’s signature is required on application(s) for said signs. Landlord shall cooperate in obtaining such signage.

31. LIMITED LIABILITY. It is expressly agreed that neither Landlord nor any individual, partner, shareholder or member comprising Landlord shall be personally liable under this Lease. In the event Landlord breaches any provision of this Lease. Tenant will look solely to the equity, if any, of Landlord in the Premises to satisfy its claims and remedies, and Landlord’s liability shall not exceed such equity interest.

32. NOTICES. All notices and communications under this Lease shall be in writing and shall be deemed to be properly given when delivered personally or sent by certified mail, return receipt requested, to Landlord: Corinth Investments. LLC: 7392 Ironwood Lane; Warrenton, Virginia 20186 or to Tenant: First Trust National Mortgage, Suite Reston, 20190 or to such other address as either party may specify in writing to the other.

33. ENTIRE AGREEMENT. The parties acknowledge that they have read and understand the terms of this Lease. This Lease contains the entire agreement and understanding between the parties regarding the Premises and is subject to no agreements, conditions or representations that are not expressly set forth herein. This Lease may only be amended in writing and signed by both Landlord and Tenant.

34. INVALID PROVISION. If any provision of this Lease shall be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

35. CAPTIONS. The captions in this Lease are inserted only for convenience and in no way construe or interpret the provisions hereof or affect their scope or intent.

36. PARTIES BOUND. This lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. Provided, however, that if Landlord sells the Premises, Landlord shall be released from all liabilities under this Lease. The purchaser, as successor landlord, shall be deemed to have assumed all of the obligations and liabilities of Landlord under this Lease.

37. RIDERS. The riders and exhibits, if any, attached hereto and initiated by the parties are made a part of this Lease.

38. BUlLD-OUT OF PREMISES: The improvements to the Premises that will be completed by the Landlord prior to occupancy will be as follows:

Included in Lease:

1.	Service (200 amp 3 phase)

2.	Electrical – tenant’s responsibility

3.	Plumbing – one shared A.D.A. bathroom (sink and toilet) and one additional bathroom as shown for the use of the rear space

4.	Phone – (phone system by tenant)

5.	Flooring – Hardwood flooring

6.	Drywall – 5/8 D-walls and primed ready for final coat of paint

7.	Ceiling – “As Is” height

8.	Framing – (D-walls – metal or wood studs)

9.	HVAC – Tenant’s responsibility; Landlord will provide HVAC to Premises

10.	Lights – Tenant’s responsibility; outlets provided in ceiling

11.	Electrical – wiring per code

12.	Tenant will be allocated a reserved parking area for three (3) vehicles in the rear of the site. Location of parking area will be determined by the Landlord.

At Tenant’s expense from the allowance outlined in Exhibit B - Workletter, Tenant shall have the right to do the following subject to the Landlord’s approval:

1. add an additional bathroom next to the bathroom shown on a certain “GROUND FLOOR PLAN” dated 06-24-03 and shown as TENANT D done by James F. Tucker.

2. add a lunch room/area adjacent to the “additional bathroom as described in 1.

3. add signage to the rear of the building as allowed by the Town of Warrenton.

4. install security systems as deemed necessary by Tenant.

39. BROKERAGE and AGENCY DISCLOSURE. Tenant warrants and represents that there was no broker or agent on Tenant’s behalf instrumental in consummating this Lease and that no conversations or prior negotiations were had by Tenant with any broker or agent other than C.L. Anthon Realty which represented the Tenant and CRES Inc. which has represented the Landlord in this transaction. Tenant shall indemnify and hold Landlord harmless against any claims for brokerage or other commissions arising by reason of a breach of the aforesaid representation and warranty.

40. ADDITIONAL PROVISIONS. The onsite parking shall be for the exclusive use of the Tenants of the Building, except that Landlord may allow the church located to the rear of the Building to use the onsite parking after normal business hours, weekends and holidays.

LANDLORD: By:

Date
TENANT: FIRST TRUST NATIONAL MORTGAGE By: Michael P. McBride, President

/s/ Michael P. McBride	3/17/04

Date

EXHIBIT A

Lease Agreement Dated __ /__ /__ between Corinth Investments, LLC (“Landlord”), and First Trust National Mortgage (“Tenant”)

GUARANTY

To induce the Landlord to enter into a lease with the Tenant regarding the Premises and in consideration of the Landlord doing so, the undersigned jointly and severally, as primary obligors, guarantee to the Landlord and any assigns the payment promptly when due of every rental payment thereunder and all other obligations of the Tenant thereunder if the Tenant defaults in any payment of any rental payment at its due date or in any other manner, without first requiring the Landlord to proceed against the Tenant. The undersigned waive notice of acceptance hereof and of defaults under the Lease and consent that the Landlord may, without affecting the undersigned’s liability, compromise or release, by operation of law or otherwise, any rights against and grant extensions of time of payment to the Tenant and other obligors. If the undersigned default on any obligation under this guaranty and the Landlord refers the matter to an attorney for collection, the undersigned shall also be liable to and pay the Landlord’s reasonable attorney’s fees, costs and disbursements.

Witness the following signatures:

/s/ Illegible

Date

Date

State of __________

Country of _______

The following instrument was acknowledged before me this ____ day of ______________, Year_______

Notary Public

My commission expires:

Lease Agreement Dated     /     /      between Corinth Investments, LLC (“Landlord”), and First Trust National Mortgage (“Tenant”)

RULES AND REGULATIONS

(1) All deliveries of merchandise, equipment and supplies to the Premises shall be made during Tenant’s normal business hours in the areas, and through the entrances, designated for such purpose by the Landlord.

(2) Unless the Tenant has contracted with the Landlord for janitorial service for the Leased Premises, the Tenant shall be responsible for the removal of any refuse resulting from the Tenant’s use of the Leased Premises. All refuse shall be placed in the dumpster designated by the Landlord.

(3) No aerial shall be erected on the roof or exterior walls of the Leased Premises or in or near the Leased Premises without the prior written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal at any time without notice.

(4) No loudspeakers or similar devices shall be used in, on or about the Leased Premises without the prior written consent of the Landlord which shall not be unreasonably withheld.

(5) The sidewalks, entrances, corridors and other common areas in and about the Building shall not be obstructed or encumbered by the Tenant or used for any purpose other than ingress and egress to and from the premises.

(6) The Tenant and its agents and employees shall not park their automobiles in those portions of the parking area at the Building designated by the Landlord as “Reserved”.

(7) The bathroom and plumbing facilities serving the Leased Premises shall be used only for such purposes as such facilities are designed. If any such facilities are misused, the expense of repairing any breakage, stoppage, or damage shall be borne by the Tenant who, or whose employees, agents or visitors, shall have caused the same.

(8) The Tenant, at its expense, shall keep the Leased Premises free from all pests and vermin. For this purpose the Tenant, at its expense, shall employ a pest extermination contractor approved by the Landlord to perform such pest extermination work in such manner and at such times as the Landlord has evidence of such pests and vermin.

(9) The Tenant shall not burn any trash or garbage of any kind in or in the vicinity of the Leased Premises or the Building.

(10) The Tenant shall not conduct any auction, fire, bankruptcy, or any other type of sale, except those outlined in Paragraph 7, in or about the Leased Premises.

(11) The Tenant and its agents and employees shall not solicit business or distribute handbills or other advertising matter in the parking or other common areas of the Building.

(12) The Tenant shall not perform any acts or carry on any practices which might cause damage to the Leased Premises or create a nuisance or annoyance to other tenants of the Building.

(13) No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in the Leased Premises of the Building except for those outlined on Addendum I following herein.

(14) Except for such items as are customarily used in a general business office, no flammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Leased Premises.

(15) Tenant acknowledges that Landlord has prohibited smoking within the Building. Tenant, its employees, agents and invitees agree to be bound by this rule and regulation.

Provided Tenant does not default under the terms of the Lease, Landlord grants Tenant an allowance (“Improvement Allowance”) not to exceed $16.00 per usable square feet. Improvement Allowance shall be applied toward any reasonable expenses incurred by Tenant in connection with the construction of the Improvements. Tenant specifically acknowledges and agrees that in the event Tenant requires assistance from Landlord or any agent or representative of Landlord in connection with the construction of the Improvements, a portion of the Improvement Allowance shall be applied toward payment of any cost arising in connection therewith. Tenant shall submit paid invoices to Landlord within thirty (30) days of the Commencement Date and, provided Landlord approves same, Landlord shall reimburse Tenant for the amount shown on the invoices within thirty (30) days of receipt of such invoices; provided, however, in no event shall Landlord be obligated to reimburse Tenant for any Improvement related expenses in excess of the Improvement Allowance. No credit shall be given for any unused portion of the Improvement Allowance.

Any delay by Tenant in timely completing the Final Plans, or any action or omission by Tenant or anyone claiming by, through or under Tenant which delays the completion of the Improvements is sometimes referred to as “Tenant Delay”.